 Exhibit 10.10

RITTER PHARMACEUTICALS, INC.
2015 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

PERFORMANCE AWARD

The Grantee has been granted the number of Restricted Stock Units set forth below (the “RSUs”) pursuant to the Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “Plan”), as follows:

Grantee:

Date of Grant:

Maximum Number of Restricted Stock Units:

Vested Shares:	Subject to your continued status as a service provider through each of the applicable vesting dates, the RSUs shall become vested, in whole or in part, in accordance with the terms of the Plan, the Restricted Stock Unit Agreement, this Notice of Grant and schedule set forth on Exhibit A to this Notice of Grant.

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

By signing below, the Grantee agrees that the Company, its directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Grantee as a result of such determination by the IRS. The Grantee is urged to consult with his or her own tax advisor regarding the tax consequences of the RSUs, including the application of Section 409A of the Code.

By their signatures below, the Company and the Grantee agree that the RSUs are governed by this Notice of Grant and by the provisions of the Plan and the Restricted Stock Unit Agreement, both of which are made a part of this document. The Grantee acknowledges receipt of copies of the Plan and the Restricted Stock Unit Agreement, represents that the Grantee has read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions.

Ritter pharmaceuticals, INC.	GRANTEE

By:
Signature

Its:
Date

Address

ATTACHMENTS: Restricted Stock Unit Agreement

EXHIBIT A

Performance Criteria for Vesting of RSUs

Performance Goal and Performance Period	Number of RSUs Subject to Performance Goal (Target RSUs)	Maximum Number of RSUs to be Issued if Performance Goals are Achieved by Dates Set Forth Herein

Vesting Conditions:

RITTER PHARMACEUTICALS, INC.
2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

PERFORMANCE AWARD

Ritter Pharmaceuticals, Inc. has granted to the Grantee named in the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) to which this Restricted Stock Unit Agreement (the “Award Agreement”) is attached a number of Restricted Stock Units (the “RSUs”) pursuant to the terms and conditions set forth in the Notice of Grant and this Award Agreement. The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice of Grant, the Grantee: (a) acknowledges receipt of, and represents that the Grantee has read and is familiar with the terms and conditions of, the Notice of Grant, this Award Agreement and the Plan, (b) accepts the RSUs subject to all of the terms and conditions of the Notice of Grant, this Award Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Administrator upon any questions arising under the Notice of Grant, this Award Agreement or the Plan.

1.	Definitions and Construction.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice of Grant or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	Administration.

All questions of interpretation concerning the Notice of Grant, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the RSUs shall be determined by the Board or the Administrator. All such determinations by the Board or the Administrator shall be final, binding and conclusive upon all persons having an interest in the RSUs, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board or the Administrator in the exercise of its discretion pursuant to the Plan or the RSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the RSUs.

3.	Vesting.

Subject to the limitations contained herein, the RSUs shall vest as provided in the Notice of Grant, provided that vesting shall cease upon the Grantee’s Termination of Service. Any RSUs that have not vested shall be forfeited upon Grantee’s Termination of Service.

4.	Dividends.

The Grantee shall not receive any payment or other adjustment in the number of RSUs for dividends or other distributions that may be made in respect of the Shares to which the RSUs relate.

5.	Distribution of Shares.

The Company will deliver to the Grantee a number of Shares equal to the number of vested Shares subject to the RSUs on the vesting date or dates provided in the Notice of Grant; provided, however, that the Shares subject to the RSUs that vest on or prior to the execution of the Notice of Grant shall be delivered as soon as practicable following the date of execution of the Notice of Grant; and provided further, however, that in the event that the Company determines that the Grantee is subject to its policy regarding insider trading of the Company’s Shares, where the Shares are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an applicable “window period,” as determined by the Company in accordance with such policy, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next applicable “window period” pursuant to such policy.

6.	Number of Shares.

The number of RSUs may be adjusted from time to time for capitalization adjustments, as provided in Section 13.2 of the Plan.

7.	Securities Law Compliance.

The Grantee may not be issued any Shares pursuant to the RSUs unless the Shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The RSUs must also comply with other applicable laws and regulations governing the RSUs, and the Grantee shall not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

8.	Unsecured Obligation.

The RSUs are unfunded, and as a holder of vested RSUs, the Grantee shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to Section 5 of this Award Agreement.

9.	Tax Withholding.

9.1 In General. At the time this Award Agreement is executed, or at any time thereafter as requested by the Company, the Grantee hereby authorizes withholding from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant or vesting of the RSUs or the issuance of Shares in settlement thereof. The Company shall have no obligation to deliver Shares until the tax obligations of the Company have been satisfied by the Grantee.

9.2 Withholding in Securities. The Company may, in its discretion, permit or require the Grantee to satisfy all or any portion of the tax obligations by deducting from the Shares otherwise deliverable to the Grantee in settlement of the RSUs a number of Shares having a fair market value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates. In the event that the Company determines that the tax obligations will not be satisfied by the method described above, the Grantee authorizes the designated plan administrator or any successor plan administrator, to sell a number of Shares otherwise deliverable to the Grantee in settlement of the RSUs, which the Company determines is sufficient to generate an amount that meets the tax obligations plus additional Shares, as necessary to account for rounding and market fluctuation, and to pay such tax withholding amounts to the Company. The Shares may be sold as part of a block trade with Shares from other Grantees under the Plan for which all Grantees receive an average price. Any adverse consequences to the Grantee resulting from the procedure permitted under this Section 9.2, including, without limitation, tax consequences, shall be the sole responsibility of the Grantee.

9.3 Consultation. The Grantee hereby acknowledges that he or she understands that the Grantee may suffer adverse tax consequences as a result of participation in the Plan. The Grantee hereby represents that the Grantee has consulted with tax advisors in connection with the Award and that the Grantee is not relying on the Company for any tax advice.

10.	Nontransferability of the RSUs.

The RSUs and the rights and privileges conferred hereby shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Grantee or the Grantee’s beneficiary, except transfer by will or by the laws of descent and distribution. The terms of the Plan and the Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

11.	Rights as a Shareholder, Director, Employee or Advisor.

The Grantee shall have no rights as a shareholder with respect to any Shares covered by the RSUs until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in the Plan. If the Grantee is an Employee, the Grantee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company Group and the Grantee, the Grantee’s employment is “at will” and is for no specified term. Nothing in this Award Agreement shall confer upon the Grantee any right to continue in the service of the Company or Company Group or interfere in any way with any right of the Company or Company Group to terminate the Grantee’s service as a Director, an Employee or Advisor, as the case may be, at any time. Furthermore, RSUs are not part of Grantee’s employment contract (if any) with the Company or Company Group, Grantee’s salary, Grantee’s normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.

12.	Miscellaneous Provisions.

12.1 Termination or Amendment. The Board or the Administrator may terminate or amend the Plan or the RSUs at any time; provided, however, that except as provided in the Plan in connection with a Change in Control, no such termination or amendment may adversely affect the RSUs without the consent of the Grantee unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Award Agreement shall be effective unless in writing.

12.2 Compliance with Section 409A. The Company intends that income realized by the Grantee pursuant to the Plan and this Award Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Award Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Award Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Grantee’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Grantee pursuant to the Plan or this Award Agreement. In any event, and except for the responsibilities of the Company set forth in Section 9, neither the Company nor the Company Group shall be responsible for the payment of any applicable taxes on income realized by the Grantee pursuant to the Plan or this Award Agreement.

12.3 Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the RSUs.

12.4 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

12.5 Beneficial Ownership of Shares; Certificate Registration. The Grantee hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Grantee with any broker with which the Grantee has an account relationship of which the Company has notice any or all Shares acquired by the Grantee pursuant to the settlement of the RSUs. Except as provided by the preceding sentence, a certificate for the Shares pursuant to the RSUs shall be registered in the name of the Grantee, or, if applicable, in the names of the heirs of the Grantee.

12.6 Binding Effect. Subject to the restrictions on transfer set forth herein, this Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.7 Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12.8 Integrated Agreement. The Notice of Grant, this Award Agreement and the Plan shall constitute the entire understanding and agreement of the Grantee and the Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Grantee and the Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Notice of Grant, this Award Agreement and the Plan shall survive any vesting of the RSUs and shall remain in full force and effect.

12.9 Applicable Law. This Award Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

12.10 Counterparts. The Notice of Grant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.